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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 2001, included in this Form 10-K for the year ended December 31, 2000, into the Corporation's previously filed Registration Statements Nos. 33-60563 and 33-64217 on Form S-3 and 33-22581, as amended, 33-36303, 33-52715, 33-63554, 33-65383, 333-34147, 333-29137, 33-11496
and 333-50388 on Form S-8. It should be noted that we have not audited any financial statements of the Corporation subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.



                                                        /s/ Arthur Andersen LLP

                                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
March 5, 2001










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